Exhibit 16.1
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                                                                January 21, 2004

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 19, 2004, to be filed by our former client, Sequiam Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,



                      /s/ Gallogly, Fernandez & Riley, LLP



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                                  END OF FILING





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